Exhibit 10.1

INCREASED COMMITMENT AGREEMENT
FOR
LOAN AGREEMENT

October 31, 2011

Reference is made to the Loan and Security Agreement, dated as of April 28, 2011 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AK Steel Corporation (the “Borrower”), the financial institutions party thereto from time to time (“Lenders”) and Bank of America, N.A., as the Agent for the Lenders (in such capacity, the “Agent”). Unless otherwise defined herein, capitalized terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
The Lender identified on the signature page hereto as the Increasing Lender (the “Increasing Lender”) agrees as follows:
1.Increased Commitment. Subject to the terms and conditions of the Loan Agreement, the Increasing Lender hereby irrevocably agrees to lend to Borrower an aggregate amount that, when taken together with its existing Revolver Commitment under the Loan Agreement, will be equal to the Revolver Commitment described on Schedule I [or Schedule II or III] hereto opposite such Increasing Lender's name (the “Increased Commitment”) and to assume as of the Effective Date (as defined below) the rights and obligations of a Lender under the Loan Agreement to the extent of its Increased Commitment.

2.Representations and Warranties. The Increasing Lender (a) represents and warrants that this Increased Commitment Agreement is a legal, valid and binding agreement of Increasing Lender, enforceable in accordance with its terms; (b) confirms that it possesses a copy of the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Increased Commitment Agreement; and (c) agrees that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the Loan Documents or any other instrument or document furnished pursuant hereto or thereto.

3.Effective Date; Closing Fee. Following the execution of this Increased Commitment Agreement by the Increasing Lender and the Borrower, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Loan Agreement, whereupon the effective date (the “Effective Date”) of this Increased Commitment Agreement shall be deemed to have occurred. Subject to the occurrence of the Effective Date and the concurrent funding of such Increasing Lender's incremental Revolver Commitment, Borrower hereby severally agrees to pay to Agent for the benefit of the Increasing Lender its ratable share of a closing fee equal to [__]%1 of the Increased Commitment of the Increasing Lender.

4.Binding Obligations. From and after the Effective Date, the Increasing Lender shall be deemed to have the rights and obligations of a Lender to the extent of its Increased Commitment under the Loan Agreement and the other Loan Documents and shall be bound by the provisions thereof.
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1 See Schedule I, II and III for applicable percentages for the respective Lenders.

5.Amendments and Waivers. No amendment, modification, termination, or waiver of any provision of this Increased Commitment Agreement will be effective without the written concurrence of Agent, Borrower and Increasing Lender.

6.Severability. Whenever possible, each provision of this Increased Commitment Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Increased Commitment Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the this Increased Commitment Agreement. In addition, in the event any provision of or obligation under this Increased Commitment Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

7.Section Titles. Section titles in this Increased Commitment Agreement are included for convenience of reference only, do not constitute a part of this Increased Commitment Agreement for any other purpose, and have no substantive effect.

8.Successors and Assigns. This Increased Commitment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

10.Counterparts. This Increased Commitment Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Increased Commitment Agreement to be executed as of the date first above written by their respective duly authorized officers.

INCREASING LENDER:

By:
Title:

Accepted:	Acknowledged and Agreed:
BANK OF AMERICA, N.A., as Agent	AK STEEL CORPORATION, as Borrower

By:	By:
Title:	Title:

Schedule I
to Increased Commitment Agreement for
Loan Agreement

Effective Date: October 31, 2011

Increasing Lender	Revolver Commitment	Pro Rata Share
Bank of America Merrill Lynch	$220,000,000	20%
Wells Fargo Capital Finance, LLC	$172,250,000	16%
J.P. Morgan Securities Inc.	$172,250,000	16%
Deutsche Bank	$85,000,000	8%
Citibank, N.A.	$82,500,000	8%

Closing fee pursuant to Section 3 of the Increased Commitment Agreement: 0.625%

Schedule II
to Increased Commitment Agreement for
Loan Agreement

Effective Date: October 31, 2011

Increasing Lender	Revolver Commitment	Pro Rata Share
PNC Bank, N.A.	$75,000,000	7%
Fifth Third Bank	$66,000,000	6%

Closing fee pursuant to Section 3 of the Increased Commitment Agreement: 0.50%

Schedule III
to Increased Commitment Agreement for
Loan Agreement

Effective Date: October 31, 2011

Increasing Lender	Revolver Commitment	Pro Rata Share
Credit Suisse AG	$38,500,000	4%
Morgan Stanley Bank, N.A.	$38,500,000	4%
Goldman Sachs Bank USA	$27,500,000	3%
UBS Loan Finance LLC	$27,500,000	3%

Closing fee pursuant to Section 3 of the Increased Commitment Agreement: 0.375%